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                                                                   EXHIBIT 10.76

                           ACCUMED INTERNATIONAL, INC.

                                AGENCY AGREEMENT



Commonwealth Associates
830 Third Avenue
New York, New York  10022

                                                          March 12, 1998

Gentlemen:

               AccuMed International, Inc., a Delaware corporation (the "Company"), proposes to offer for sale to "accredited investors", in a private placement (the "Offering"), up to sixty (60) units ("Units"), each Unit consisting of shares of Common Stock, $0.01 par value per share ("Shares") and Common Stock purchase warrants ("Warrants"). A minimum of forty-five (45) Units ("Minimum Offering") and a maximum of sixty (60) Units ("Maximum Offering") will be sold in the offering at $100,000 per Unit subject to increase by mutual consent of the Company and you. The Units will be offered pursuant to those terms and conditions acceptable to you as reflected in the Confidential Offering Memorandum, including all exhibits, attachments and supplements thereto (the "Memorandum"). Of the Units, forty five (45) will be offered on a "best efforts
- all-or-none" basis and fifteen (15) Units will be offered on a "best efforts" basis. The Units are being offered pursuant to the Memorandum and related documents in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder.

               Commonwealth Associates is sometimes referred to herein as the "Placement Agent." The Memorandum (including the exhibits thereto), as it may be amended from time to time, and the form of proposed subscription agreement between the Company and each subscriber (the "Subscription Agreement") and the exhibits which are part of the Memorandum and/or Subscription Agreement are collectively referred to herein as the "Offering Documents."

               If, for any reason, the Company's Common Stock is delisted from The Nasdaq Stock Market at any time, on or prior to December 31, 1998, original investors in this Offering will be entitled to receive, in exchange for the Units described above, units (the "Alternate Units"), each Alternate Unit consisting of (i) shares of Series B Convertible Preferred Stock, par value $0.01 per share of the Company (the "Series B Convertible Preferred") having an aggregate stated value ("Stated Value") of $100,000, convertible into shares of the Company's Common Stock at an initial conversion price ("Conversion Price") equal to the Bid Price of the Common



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Stock, subject to reset as described below, and (ii) Warrants (the "Alternate
Warrants"), exercisable to purchase such number of shares of Common Stock of the Company equal to the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred at the initial Conversion Price, at an exercise price ("Exercise Price") equal to the higher of (x) $1.00 and (y) 110% of the Bid Price. In such event, all references in this Agreement and in the Offering Documents to the Units shall refer to the Alternate Units, all references to the Shares shall refer to the Series B Convertible Preferred, all references to the Warrants shall refer to the Alternate Warrants and all references to Reserved Shares shall include all shares of Common Stock issuable upon conversion of the Series B Convertible Preferred and exercise of the Alternate Warrants, unless the context otherwise requires.

               The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to counsel to the Placement Agent.

               Each prospective investor subscribing to purchase Units ("Subscriber") will be required to deliver, among other things, a Subscription Agreement and a confidential purchaser questionnaire ("Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

               1.     Appointment of Placement Agent.

                      (a) You are hereby appointed exclusive Placement Agent of the Company (subject to your right to have Selected Dealers, as defined in Section 1(c) hereof, participate in the Offering) during the Offering Period herein specified for the purposes of assisting the Company in finding qualified Subscribers pursuant to the offering (the "Offering") described in the Offering Documents. The Offering Period shall commence on the day the Offering Documents are first made available to you by the Company for delivery in connection with the offering for sale of the Units and shall continue until the earlier to occur of (i) the sale of all of the Maximum Offering or (ii) April 15, 1998 (unless extended for a period of up to sixty (60) days under circumstances specified in the Memorandum). If the Minimum Offering is not sold prior to the end of the Offering Period, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date."

                      (b) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, Commonwealth Associates hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified subscribers pursuant to the Offering described in the Offering Documents. It is understood that the Placement Agent has no commitment to sell the Units. Your agency hereunder is not terminable by the Company except upon termination of the Offering Period.



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                      (c) You may engage American Equities or such other
persons, selected by you in your discretion, that are members of the National Association of Securities Dealers, Inc., ("NASD") and that have executed a Selected Dealers Agreement substantially in the form attached hereto as Schedule A, to assist you in the Offering (each such person being hereinafter referred to as a "Selected Dealer") and you may allow such persons such part of the compensation and payment of expenses payable to you hereunder as you shall determine. Each Selected Dealer shall be required to agree in writing to comply with the provisions of, and to make the representations, warranties and covenants contained in this Section 1.

                      (d) Subscriptions for Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. Until the Closing, all subscription funds received shall be held as described in the Offering Documents. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units.

               2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent, as follows:

                      (a) Securities Law Compliance. The Offering Documents conform in all respects with the requirements of Section 4(2) of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings" to "accredited investors" of the type contemplated by the Company. The Offering Documents will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems necessary to comply with applicable state and federal law.

                      (b) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement, as appropriate and



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is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on the business of the Company. AccuMed International Limited ("AccuMed International") and Oncometrics Imaging Corp. ("Oncometrics") are entities possessing substantially the same characteristics under the laws of the United Kingdom and the Yukon Territory, respectively.

                      (c) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth in Exhibit C hereto. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholder of the Company. All prior sales of securities of the Company were either registered under the Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

                      (d) Warrants, Preemptive Rights, Etc. Except for the warrants to purchase shares of Common Stock to be issued to you or your designees in consideration for your acting as Placement Agent hereunder (the "Agent's Warrants"), and except as set forth in or contemplated by the Offering Documents, the Form S-3 Prospectus or set forth on Exhibits C and D, there are not, nor will there be immediately after the Closing (as hereinafter defined), any outstanding warrants, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Offering will not cause any anti-dilution adjustments to such securities or commitments.

                      (e) Subsidiaries and Investments. The Company has no subsidiaries other than Oncometrics Imaging Corp. and AccuMed International, Ltd. (the "Subsidiaries") and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity. All of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued and is fully paid and (except for the shares of Oncometrics Imaging Corp. not owned by the Company) is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except that certain of the shares of AccuMed International Ltd. are subject to a lien securing the Company's indebtedness to Transamerica Business Credit Corporation.

                      (f) Financial Statements. The financial information contained in the Offering Documents is accurate in all material respects. The Company's Form 10-QSB for the nine month period ended September 30, 1997, as amended by Amendment No. 1, contains the Company's (i) Balance Sheets at December 31, 1996 and at September 30, 1997 (hereinafter, September 30, 1997 being referred to as the "Balance Sheet Date"), (ii) Statements of Operations for the three and nine months ended September 30, 1996, and 1997 and (iii) Statements of Cash Flows for each of the nine months ended September 30, 1996 and September 30, 1997 (such



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financial statements attached to the Offering Documents hereinafter referred to collectively as the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated.

                      (g) Absence of Changes. Since the Balance Sheet Date and except as described in the Offering Documents or set forth in Exhibit G hereto, neither the Company nor the Subsidiaries have incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company or the Subsidiaries, and, except as set forth in Exhibit G to this Agreement and except as described in the Memorandum, there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or the Subsidiaries, or any issuance of options, warrants or other rights to purchase the capital stock of the Company or the Subsidiaries, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company and the Subsidiaries, taken as a whole, and neither the Company nor the Subsidiaries has become a party to, and neither the business nor the property of the Company or the Subsidiaries has become the subject of, any material litigation whether or not in the ordinary course of business.

                      (h) Title. Except as set forth on Exhibit H hereto, each of the Company and the Subsidiaries have good and marketable title to all properties and assets, owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to the Company's or the Subsidiaries' business; all of the material leases and subleases under which the Company or the Subsidiaries are the lessor or sublessor of properties or assets or under which the Company or the Subsidiaries hold properties or assets as lessee or sublessee are in full force and effect, and neither the Company nor the Subsidiaries are in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and to the Company's knowledge, no material claim has been asserted by anyone adverse to rights of the Company or the Subsidiaries as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or the Subsidiaries to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company and the Subsidiaries own or lease all such properties as are necessary to their respective operations as now conducted and to be conducted, as presently planned.

                      (i)    Proprietary Rights.  Except as set forth in
Schedule I hereto and except as set forth in the Offering Documents, the Company and the Subsidiaries own or possess adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used or proposed to



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be used in the conduct of their respective business as described in the Offering
Documents (the "Proprietary Rights"). Neither the Company nor the Subsidiaries have received any notice of any claims, nor does the Company have knowledge of any threatened claims or facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or the Subsidiaries or proposed to be used or offered by the Company or the Subsidiaries infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, except as set forth on Exhibit 1 to the best of the Company's knowledge, no others have infringed the Company's or the Subsidiaries' Proprietary Rights.

                      (j) Litigation. Except as set forth in the Memorandum, or in an Exhibit thereto which has been incorporated therein or Exhibit 1, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries the adverse outcome of which would materially adversely affect the Company's or the Subsidiaries' business or prospects, taken as a whole. Neither the Company nor the Subsidiaries are subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would materially adversely affect the Company's and the Subsidiaries' business or prospects, taken as a whole.

                      (k) Non-Defaults; Non-Contravention. Neither the Company nor the Subsidiaries are in violation of or default under, nor will the execution and delivery of this Agreement or any of the Offering Documents, the Shares, the Warrant Agreement, or the Agent's Warrants (as defined herein) or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation (i) under its Certificate of Incorporation, or its By-laws, or any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company or the Subsidiaries are a party or by which it or its property is bound or affected or (ii) with respect to any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in each case would have a material adverse effect on the business, financial condition or prospects of the Company and the Subsidiaries, taken as a whole.

                      (l) Taxes. The Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct in all material respects. Except for tax obligations subject to reasonable dispute by the Company, the Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued. The tax returns of the



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Company are not currently the subject of any audit by any state, local or
Federal authorities of which such authority has notified the Company. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

                      (m) Compliance With Laws; Licenses, Etc. Except as set forth in the Offering Documents, neither the Company nor the Subsidiaries have received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its respective business which has not been cured, the violation of, or noncompliance with which, would reasonably be expected to have a materially adverse effect on the business or operations of the Company and the Subsidiaries, taken as a whole. Each of the Company and the Subsidiaries have all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of their respective business as currently conducted and the use of its properties, except where the failure to be licensed would not have a material adverse effect on the business of the Company and the Subsidiaries, taken as a whole. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any thereof.

                      (n) Authorization of Agreement, Etc. This Agreement has been duly and validly authorized, executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement, the Subscription Agreement, the Escrow Agreement and the Warrant Agreement have been duly authorized by all requisite corporate action by the Company and when delivered, constitute or will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

                      (o) Authorization of Shares and Warrants, Etc. The issuance, sale and delivery of the Shares and Warrants and the Agent's Warrants have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered, the Shares and the Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

                      (p) Authorization of Reserved Shares. Except as otherwise described in the Memorandum, the issuance, sale and delivery by the Company of the shares of Common Stock issuable upon exercise of the Warrants including the Agent's Warrants (the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon exercise of all or any of the Warrants and the Agent's Warrants and when so issued, sold, paid for and delivered, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to



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preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

                      (q) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the Securities Act, the offer and sale of the Units pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder (the "Regulations"). The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

                      (r) Registration Rights. Except as set forth on Schedule
(r) hereto and except with respect to holders of the Units and the Agent's Warrants, and except as referenced or described in the Offering Documents, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company on the date hereof.

                      (s) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent.

                      (t) Title to Units. When certificates representing the securities comprising the Units and/or the Reserved Shares shall have been duly delivered to the purchasers and payment shall have been made therefor, the several purchasers shall have good and marketable title to the Shares and Warrants and/or the Reserved Shares, as the case may be, free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising or through the acts of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

                      (u) Right of First Refusal. Except as set forth on Schedule U, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to the transactions contemplated by this Agreement, except such as have been waived prior to the Initial Closing Date.

                      (v) Securities Exchange Act Compliance. The Company has filed with the Securities and Exchange Commission ("SEC") on a timely basis all filings required of a company whose securities have been registered under the Securities Exchange Act of 1934, as amended ("Exchange Act") during the prior three years. All information contained in such filings is true, accurate and complete in all material respects. For a period of five years from the date of this Agreement, the Company covenants to maintain the registration of its Common Stock under the Exchange Act and to make all filings thereunder on a timely basis. For the



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purpose of this paragraph, filings pursuant to Rule 12b-25 of the Exchange Act shall be deemed timely.

               3.     Closing; Placement and Fees.

                      (a) Closing. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, a closing (the "Initial Closing") shall take place at the offices of the Placement Agent, 830 Third Avenue, New York, N.Y. within five (5) days following the Termination Date (which date (the "Closing Date") may be accelerated or adjourned by agreement between the Company and the Placement Agent). At the Initial Closing, payment for the Units issued and sold by the Company shall be made against delivery of the certificates representing the Shares and the Warrants comprising such Units. In addition, subsequent closings (if applicable) may be scheduled at the discretion of the Company and Placement Agent, each of which shall be deemed a "Closing" hereunder.

                      (b) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                             (i)    Due Qualification or Exemption.  (A) The
offering contemplated by this Agreement will become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(c) below not later than the Closing Date, and (B) at the Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

                             (ii)   No Material Misstatements.  Neither the Blue
Sky qualification materials nor the Memorandum, contains an untrue statement of a fact which is material, or omits to state a fact, which is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                             (iii) Compliance with Agreements. The Company will
have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing except as to obligations which by their nature are herein contemplated to be performed after the Closing;

                             (iv)   Corporate Action.  The Company will have
taken all necessary corporate action, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the Offering contemplated hereby;



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                             (v)    Opinion of Counsel.  The Placement Agent
shall receive the opinion of Joyce Wallach, dated the Closing(s), substantially to the effect that:

                                    (A)     the Company has been duly organized
and is validly existing and in good standing under the laws of the State of its incorporation, has all requisite power and authority necessary to own or hold its properties and conduct its business and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a material adverse effect on the business and condition (financial or otherwise) of the Company; AccuMed International and Oncometrics are entities duly organized and validly existing under the laws of the United Kingdom and the Yukon Territory, respectively;

                                    (B)     each of this Agreement, the Share
certificates, the Warrant Agreement, the Subscription Agreement and Registration Rights Agreement, the Agent's Warrants has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                                    (C)     the authorized, issued and
outstanding capital stock of the Company (before giving effect to the transactions contemplated by this Agreement) is as set forth in Exhibit C. Except for the Shares and Warrants to be issued as contemplated by this Agreement, to such counsel's knowledge, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in Exhibit D. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid (except for the shares in an escrow described in the Company's Pre-Effective Amendment to the Registration Statement on Form S-3 (Registration No. 333-28125)) and nonassessable and have not been issued in violation of the preemptive rights of any securityholder of the Company. The offers and sales during the three years immediately prior to the date hereof of such outstanding securities were either registered under the Act and applicable state securities laws or exempt from such registration requirements. The Shares, when issued in accordance with the terms of the Memorandum will be validly issued and will be fully paid and nonassessable, with no personal liability attaching to the ownership thereof. The Reserved Shares have been duly reserved, and when issued in accordance with the terms of the Warrants and the Agent's Warrants will be validly issued, fully paid and nonassessable and not subject to preemptive or any other similar rights and no personal liability will attach to the ownership thereof;

                                    (D)     assuming (i) the accuracy of the
information provided by the Subscribers in the Offering Documents and (ii) that the Placement Agent has complied in all material respects with the requirements of Section 4(2) of the Securities Act (and



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the provisions of Regulation D promulgated thereunder), the issuance and sale of the Units is exempt from registration under the Securities Act and Regulation D promulgated thereunder;

                                    (E)     neither the execution and delivery
of this Agreement, the Shares, the Warrants, the Warrant Agreement, the Subscription Agreement and Registration Rights Agreement, or the Agent's Warrants nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, has, nor will, conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or the Subsidiaries, or, to such counsel's knowledge, any material contract, instrument or document to which the Company or the Subsidiaries are a party, or by which the Company, the Subsidiaries or any of their respective properties are bound, or, to such counsel's knowledge, violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or the Subsidiaries or any of their respective properties or businesses;

                                    (F)     to such counsel's knowledge, there
are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or threatened against or affecting the Company or the Subsidiaries or involving the properties of the Company or the Subsidiaries which might materially and adversely affect the business, properties or financial condition of the Company or the Subsidiaries or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement, except as set forth in or contemplated by the Offering Documents; and

                                    (G)     such counsel has participated in the
preparation of the Offering Documents and nothing has come to the attention of such counsel to cause her to have reason to believe that the Offering Documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

                             (vi) The Placement Agent shall receive a
certificate of the Company, signed by the Chairman and Chief Executive Officer or Chief Financial Officer and Chief Operating Officer and Secretary thereof, that the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such Closing with the same effect as though expressly made at such Closing.

                             (vii) Within five days after the Closing, the
Placement Agent shall receive copies of all letters from the Company to the investors transmitting the Shares and Warrants and shall receive a letter from the Company confirming transmittal of the securities to the investors.

                      (c) Blue Sky. A summary blue sky survey shall be prepared by counsel to the Placement Agent stating the extent to which and the conditions upon which offers and sales of the Units may be made in certain jurisdictions. It is understood that such survey may be based on or rely upon (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber, (ii) the representations, warranties and agreements of the Company set forth in Section 2 of this Agreement, (iii) the representations and warranties of the Placement Agent, and (iv) the representations of the Company set forth in the certificate to be delivered at the Closing pursuant to paragraph (iii) of Section 3(b).

                      (d) Placement Fee and Expenses. Simultaneously with payment for and delivery of the Units at each Closing as provided in paragraph 3(a) above, the Company shall at such Closing pay (collectively, the "Transaction Fee") to the Placement Agent (i) a commission equal to seven percent (7%) of the aggregate purchase price of the Units sold; (ii) a structuring fee equal to three percent (3%) of the aggregate purchase price of the Units sold; and (iii) an accountable expense allowance up to $75,000; provided, however, if such accountable expenses exceed $75,000, such excess amount shall be reimbursed by the Company upon written approval by the Company. In addition, the Placement Agent shall have previously received a copy of written documentation from the Company to the registrar and transfer agent for the Common Stock instructing it to issue to the Placement Agent a certificate representing shares of Common Stock having a market value of $100,000 on the date hereof in lieu of a cash retainer. The Company shall also pay all expenses in connection with the qualification of the Shares and Warrants under the securities or Blue Sky laws of the states which the Placement Agent shall designate. The Company will, at the Initial Closing, issue to you or your designees (which may include any Selected Dealer or any officer of the Placement Agent or a Selected Dealer) the Agent's Warrants in the form annexed hereto as
Schedule 1 to purchase up to 10% of the shares of Common Stock issued in this Offering, including the shares of Common Stock underlying the Warrants. The Agent's Warrants will be exercisable for a period of seven years from the Initial Closing Date. The Placement Agent will be entitled to receive the Transaction Fee whether or not the Units offered in the Private Placement are sold by the Placement Agent, the Company or any third party; provided however, the Placement Agent shall not receive any cash commissions and Agent's Warrants with respect to any gross proceeds received by the Company in the Offering from Robert L. Priddy, Sakura Finetek U.S.A., Inc. and Sunquest Information Systems, Inc. Further, if the Company consummates any equity or debt financing on or after the date of this Agreement, but in no event later than twelve (12) months after the final closing of the Offering, with any party initially introduced to the Company by the Placement Agent, the Placement Agent will be entitled to receive the Transaction Fee in the same proportion to any such investment in the Company by such party as the Transaction Fee bears to the Offering.

                      (e) Bring-Down Opinions and Certificates. If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinions and certificates as described in (v) and (vi) of Section 3(b) above, respectively.

                      (f) No Adverse Changes. There shall not have occurred, at any time prior to the Closing or, if applicable, any additional Closing, (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity;
(iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Units.

               4. Covenants of the Company.

                      (a) Use of Proceeds. The net proceeds of the Offering will be used by the Company substantially as set forth in the Memorandum. Other than as contemplated in the Memorandum, the Company shall not use any of the proceeds from the Offering to repay any indebtedness of the Company, including but not limited to indebtedness to any current executive officers, directors or principal stockholders of the Company.

                      (b) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the proposed Offering including, but not limited to, legal fees (including those of counsel to the Placement Agent) relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto; preparing and delivering all placement agent and selling documents, including, but not limited to, the Agency Agreement with the Placement Agent and the blue sky memorandum; Shares and Warrant certificates, blue sky fees, filing fees and the fees and disbursements of counsel in connection with blue sky matters (the "Company Expenses"). Such expenses shall not include the cost of the Placement Agent's reasonable mailing, telephone, telegraph, travel, due diligence meeting and other similar expenses (the "Placement Agent Expenses") which are covered by the accountable expense allowance set forth in Section 3(d) above, payable by the Company to the Placement Agent.

                         If the Private Placement is not completed because the
Company prevents it or because of a breach by the Company of any such covenants, representations or warranties and the Placement Agent has at least $4,500,000 in an escrow account, the Company shall pay to the Placement Agent $300,000 in cash and, in such event, the Placement Agent shall receive the Agent's Warrants for the purchase of 450,000 shares of Common Stock of the Company exercisable at the then current market price of the Common Stock.

                      (c) Notification. The Company shall notify the Placement Agent immediately, and in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

                      (d) Blue Sky. The Company will use its commercially reasonable efforts to qualify or register the Units for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities or be subject to general service of process in any jurisdiction in which it is not so qualified or subject. The Company will not consummate any sale of Units in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

                      (e) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the first sale of the Units. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

                      (f) Press Releases, Etc. The Company shall not, during the period commencing on the date hereof and ending on the later of the last Closing and the Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld unless, in the opinion of Company counsel, the press release is required under the securities laws of the United States or the rules or policies of Nasdaq.

                      (g) Form 10-K. The Company will provide to the Placement Agent, promptly upon the filing thereof with the Commission (and in any event no later than 5 days after such filing), a copy of its Annual Report on Form 10-K for the year ended December 31, 1997.

                      (h) Restrictions on Issuance of Securities. Prior to the Closing Date, the Company will not, without the prior written consent of the Placement Agent, issue additional shares of Common Stock or grant any warrants, options or other securities of the Company except for issuances of shares (i) upon the exercise of outstanding options and warrants and conversion of the Company's 12% Convertible Promissory Notes and Series A Convertible Preferred Stock and (ii) the transactions contemplated on Exhibit D.

                      (i) Authorized Capital; Reservation of Common Stock. Following the Initial Closing, the Company will use its best efforts to take all actions as may be necessary (including obtaining stockholder approval) to amend its Certificate of Incorporation to increase the Company's authorized shares of Common Stock in order for the Company to have a sufficient number of authorized shares of Common Stock (after taking into account all shares reserved for issuance on the conversion of convertible securities and the exercise of outstanding options and warrants) to permit the issuance of all Shares issued in connection with the Offering, including the shares issuable upon exercise of the Warrants and the Agent's Warrants sold in this Offering. Thereafter, the Company shall reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants, including the shares underlying the Agent's Warrant.

                      (j) Authorized Capital; Reservation of Common Stock. Following the Initial Closing, the Company will use its best efforts to take all actions as may be necessary (including obtaining stockholder approval) to amend its Certificate of Incorporation to increase the Company's authorized shares of Common Stock in order for the Company to have a sufficient number of authorized shares of Common Stock (after taking into account all shares reserved for issuance on the conversion of convertible securities and the exercise of outstanding options and warrants) to permit the issuance of all shares issuable upon conversion and/or exercise of the Series B Convertible Preferred, the Alternate Warrants (including, the shares of Common Stock issuable upon the conversion and/or exercise of the Series B Convertible Preferred and/or Alternate Warrants in the event of a reset of the conversion price or exercise price of the Series B Convertible Preferred or Alternate Warrants, as the case may be) and the Agent's Warrants sold in this Offering. Thereafter, the Company shall reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon conversion and/or exercise of the Series B Convertible Preferred and Alternate Warrants, including the shares underlying the Agent's Warrants.

               5.     Indemnification.

                      (a) (i) The Company agrees to indemnify and hold harmless the Placement Agent and its shareholders, directors, officers, agents and controlling persons (a "Placement Agent Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for legal fees and related expenses as incurred (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, and the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                             (ii)   The Placement Agent agrees to indemnify and
hold harmless the Company and its respective shareholders, directors, officers, agents and controlling persons (a "Company Indemnified Party" and collectively as the context requires, with the Placement Agent Indemnified Party, the "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Company for legal fees and related expenses (including, but not limited to the costs of giving testimony or furnishing documents in response to a subpoena or otherwise, and the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Placement Agent to the Company specifically for inclusion in the Offering Documents. In no event shall the liability of the Placement Agent hereunder be greater in amount than the dollar amount of the proceeds of this Offering.

                      (b) The Company agrees to indemnify and hold harmless a Placement Agent Indemnified Party to the same extent as the foregoing indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act or the Exchange Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

                      (c) Promptly after receipt by a person entitled to indemnification pursuant to the foregoing subsection (a) or (b) under this Section of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section. In case any such action is brought against an Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the indemnifying party to the Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying party if
(i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or parties and the indemnifying party and, in the judgment of the Indemnified Party, it is advisable for the Indemnified Party or parties to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Indemnified Party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Party or parties. No settlement of any action against an Indemnified Party shall be made without the consent of the Indemnified Party, which shall not be unreasonably withheld in light of all factors of importance to the Indemnified Party.

               6.     Contribution.

                      To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section (5) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an Indemnified Party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Placement

Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 6. Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede any right to contribution under the Securities Act, the Exchange Act, or otherwise.

               7.     Miscellaneous.

                      (a) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in Section 6 hereof shall survive any termination and shall survive the Closing for a period of five years.

                      (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements of the Company as of the date hereof shall survive execution of this Agreement and delivery of the Units and the termination of this Agreement.

                      (c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

                      (d) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions.

                      (e) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

                      (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be telecopied, mailed, delivered and confirmed to it at Commonwealth Associates, 830 Third Avenue, New York, New York 10022, Att: Keith Rosenbloom, Esq., telecopy number
(212) 223-4756 with a copy to Bachner, Tally, Polevoy & Misher LLP, 380 Madison Avenue, New York, New York 10017, Att: Alison S. Newman, Esq. and if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at AccuMed International, Inc., 900 North Franklin Street, Suite 401, Chicago, IL 60610,
Att: Paul F. Lavallee, telecopy number (312) 642-3101, with a copy to AccuMed International, Inc., 1500 7th Avenue, Sacramento, CA 95818, Attn: Joyce Wallach, General Counsel, telecopy number (916) 443-6850.

                      (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

                      If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                            Very truly yours,

                                            ACCUMED INTERNATIONAL, INC.


                                            By:    \s\ PAUL F. LAVALLEE
                                                   -----------------------------
                                                   Paul F. Lavallee, Chairman,
                                                   Chief Executive Officer and
                                                          President




Agreed:

COMMONWEALTH ASSOCIATES


By: \s\ JOSEPH D. WYNNE
    --------------------------
       Chief Financial Officer

                                   SCHEDULE A

                           AccuMed INTERNATIONAL, INC.

                                      Units


                       PRIVATE PLACEMENT SELLING AGREEMENT

                                                          New York, New York
                                                                      , 1997


[                    ]

Dear Sirs:

               1. AccuMed International, Inc. (the "Company") is offering for sale on a "best efforts, all or none" basis, a total of up to eighty-five (85) Units. The Units and the terms under which they are to be offered for sale by the Company are more particularly described in the Confidential Memorandum dated , 1997 (the "Memorandum") and the form of subscription agreement between the Company and each subscriber (the "Subscription Agreement"), the exhibits to the Memorandum and the Subscription Agreement, and any other documents delivered to subscribers (herein, collectively the "Offering Documents"). Commonwealth Associates (the "Placement Agent") has agreed to act as exclusive placement agent to the Company for the purpose of assisting the Company in finding subscribers who satisfy the requirements set forth in the Offering Documents and more particularly in the Subscription Agreement (herein, "Qualified Subscribers") pursuant to the offering ("Private Placement") described in the Offering Documents.

               2. The Units are to be offered to a limited number of subscribers by the Company at the price per Unit set forth in the Offering Documents (the "Subscription Price"), in accordance with the terms of offering thereof set forth in the Offering Documents.

               3. We are extending the right, subject to the terms and conditions hereof, to assist the Company in finding Qualified Subscribers to purchase a portion of the Units, to certain dealers who are actually engaged in the investment banking or securities business and who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") (such dealers who shall agree to assist in locating Qualified Subscribers for Units hereunder being herein called "Selected Dealers"), at the Subscription Price, for which they will receive a commission of ____% of the Subscription Price for Units purchased by Qualified Subscribers presented to the Company by them. The Selected Dealers have agreed to comply with the provisions of all applicable Rules of Fair Practice of the NASD. We may be included among the Selected Dealers.

               4. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the Private Placement of the Units.

               5. If you desire to present to the Company any Qualified Subscribers for Units, your application should reach us promptly by telephone or telegraph at 733 Third Avenue, New York, New York 10007, Attention:
__________________________, telephone number 212-297-7000. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Units allotted to the Qualified Subscribers presented by you will be confirmed, subject to the terms and conditions of this Agreement.

               6. The privilege of assisting the Company in finding Qualified Subscribers for the Units is extended to you only so long as the Company may lawfully sell the Units to residents in the state in which any such Qualified Subscribers reside pursuant to the terms of the Offering Documents.

               7. Any Units offered under the terms of this Agreement and the Offering Documents may only be offered and sold subject to the securities or blue sky laws of the various states or other jurisdictions.

               You agree to advise us from time to time, upon request, of the number of sets of Offering Documents delivered to qualified subscribers by you hereunder at the time of such request.

               No expenses shall be charged to Selected Dealers.

               Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the offer or sale of the Units other than as contained in the Offering Documents.

               8. On becoming a Selected Dealer, and in assisting the Company in finding Qualified Subscribers for the Units, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") specifically with respect to the requirements of Regulation D thereunder. You confirm that you are familiar with Rules 501 and 502 under the 1933 Act relating to the limitations on the manner in which a private placement may be conducted pursuant to Regulation D under the 1933 Act.

               9. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Units have been qualified or are exempt from registration requirements for offer and sale under the respective securities or blue sky laws of such states and other jurisdictions, but we do not assume any obligation or responsibility as to the right of any Selected Dealer to offer the Units in any state or other jurisdiction or as to the eligibility of the

Units for sale therein. We will, if requested, file a Further State Notice in respect of the Units pursuant to Article 23-A of the General Business Law of the State of New York.

               10. No Selected Dealer is authorized to act as our agent or an agent of the Company or otherwise to act on our behalf in assisting the Company in finding Qualified Subscribers or otherwise or to furnish any information or make any representation except as contained in the Offering Documents.

               11. Nothing will constitute the Selected Dealers an association or other separate entity or partners with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the components of the Units or the delivery of the Notes and Warrants comprising the Units, or the performance by anyone of any agreement on its part, or the qualification of the Units for offer or sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the federal securities laws.

               12. Payment for the Units subscribed for hereunder is to be made by Qualified Subscribers at the Subscription Price during the term of the Private Placement set forth in the Offering Documents at the office of Commonwealth Associates, 733 Third Avenue, New York, New York 10017, by a certified or official bank check, payable to the order of [Escrow Agent name and account].

               13. Notice to us should be addressed to Commonwealth Associates, 733 Third Avenue, New York, New York 10017, Attention: __________________. Notices to you shall be deemed to have been duly given if mailed to you at the address to which this letter is addressed.

               14. If you desire to assist the Company in finding Qualified Subscribers pursuant to the terms set forth above, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone or telegraph. Our signature hereon may be by facsimile.

                                            Very truly yours,

                                            COMMONWEALTH ASSOCIATES



                                            By:    __________________________
                                                   Authorized Officer

               We hereby present to AccuMed International, Inc. (the "Company") Qualified Subscribers for ___ Units in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Offering Documents referred to in the first paragraph thereof relating to said Units. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). We hereby agree to comply with all of the applicable provisions of the Rules of Fair Practice of the NASD.




                                         By:    ________________________________
                                                 Authorized Officer





Dated:  ________________________

                                    AMENDMENT
                                     TO THE
                                AGENCY AGREEMENT



        Amendment No. 1 to the Agency Agreement (the "Agency Agreement") dated March 12, 1998 between AccuMed International, Inc., a Delaware corporation (the "Company"), and Commonwealth Associates (the "Placement Agent"). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agency Agreement or the Memorandum, as supplemented by the First Supplement dated March 12, 1998, the Second Supplement dated March 18, 1998 and the Third Supplement dated March 19, 1998 (the "Supplements"), and the terms of the Offering described therein.

        The parties hereto agree to the following amendments to the terms of the Offering and the Agency Agreement:

        1. The term "forty-five (45)" in the first paragraph of the Agency Agreement is hereby deleted and the term "forty (40)" is inserted in lieu thereof.

        2. All references to the Memorandum and the terms of the Offering shall include the Supplements and the terms of the Offering described therein.

        3. The following paragraph is added after the third paragraph of the Agency Agreement:

               "Following the closing of the Minimum Offering, if permitted by applicable laws and regulations, the Company will offer to (i) the holders of the Company's 12% Convertible Notes due 2000 ("Convertible Notes") which were not exchanged in the Note Exchange (except for those holders of the Convertible Notes who were previously offered the right to exchange their Convertible Notes in the Note Exchange) and (ii) the holders of the Company's Series A Convertible Preferred and related warrants to purchase Common Stock issued to the holders of the Series A Convertible Preferred Stock in the Note Exchange (collectively, the "Securities"), the right to exchange the Securities for the Units or the Alternate Units, as the case may be."

        4. Section 3(d) of the Agency Agreement is hereby deleted, and the following is inserted in lieu thereof:

               "(d) Placement Fee and Expenses. Simultaneously with payment for and delivery of the Units at each Closing as provided in paragraph 3(a) above, the Company shall at such Closing pay (collectively, the "Transaction Fee") to the Placement Agent (i) a commission equal to 4.6669% of the aggregate purchase price of the Units sold (except that with regard to Units sold to Bellingham Industries, Inc. ("Bellingham"), the commission shall be equal to 2.3338% of the aggregate purchase price of such Units); (ii) a structuring fee equal to 2.0001% of the aggregate purchase price of the Units sold (except that with regard to Units sold to Bellingham, the structuring fee shall be equal to 1.0002% of the aggregate purchase price of such Units); and (iii) an accountable expense allowance up to $100,000; provided, however, if such accountable expenses exceed $100,000, such excess amount shall be reimbursed by the Company upon written approval by the Company. In addition, the Placement Agent shall have previously received a copy of written documentation from the Company to the registrar and transfer agent for the Common Stock instructing it to issue to the Placement Agent a certificate representing shares of Common Stock having a market value of $100,000 on the date hereof in lieu of a cash retainer. The Company shall also pay all expenses in connection with the qualification of the Shares and Warrants under the securities or Blue Sky laws of the states which the Placement Agent shall designate. The Company will, at the Initial Closing, issue to you or your designees (which may include any Selected Dealer or any officer of the Placement Agent or a Selected Dealer) the Agent's Warrants in the form annexed hereto as Schedule 1 to purchase up to 6.667% of the shares of Common Stock issued in this Offering, including the shares of Common Stock underlying the Warrants (except that with regard to Units sold to Bellingham, there shall be issued you the Placement Agent's Warrants to purchase 3.334% of the shares of Common Stock included in such Units, including the shares of Common Stock underlying the Warrants included in such Units). The Agent's Warrants will be immediately exercisable for a period of seven years from the Initial Closing Date. The Placement Agent shall not receive any cash commissions and Agent's Warrants with respect to any gross proceeds received by the Company in the Offering from Robert L. Priddy, Sakura Finetek U.S.A., Inc. and Sunquest Information Systems, Inc. The Placement Agent will be entitled to receive the Transaction Fee whether or not the Units offered in the Private Placement are sold by the Placement Agent, the Company or any third party. Further, if the Company consummates any equity or debt financing on or after the date of this Agreement, but in no event later than twelve (12) months after the final closing of the Offering, with any party initially introduced to the Company by the Placement Agent, the Placement Agent will be entitled to receive the Transaction Fee in the same proportion to any such investment in the Company by such party as the Transaction Fee bears to the Offering. In connection with this Offering, the 350,000 Warrants to purchase Common Stock exercisable at $1.125 per share initially issued to the Placement Agent and its designees in connection with the Note Exchange will be exchanged for warrants having identical terms except that the exercise price shall be reduced to the Amended Bid Price."

        5. Section 4(k) is hereby added to the Agency Agreement as follows:

        "The Board of Directors has agreed that, if the Bellingham Investment is consummated, to expand the Board of Directors to create two new directorships and to appoint two persons recommended by Bellingham to its Board of Directors, one of whom is Harold S. Blue. The Company agrees to pay Mr. Blue a finder's fee of up to $125,000 in connection with the Bellingham Investment. The Company also agrees to pay a finder's fee to Lincoln Estates ("Lincoln") of up to $125,000 in connection with the Bellingham Investment. Furthermore, the Company agrees to issue to Bellingham and/or its designees immediately exercisable warrants to purchase up to 333,000 shares of Common Stock (assuming an Amended Bid Price of $0.75) at an exercise price equal to the Amended Bid Price. The Company also agrees to issue Harold S. Blue and/or his designees immediately exercisable warrants to purchase up to 333,000 shares of Common Stock (assuming an Amended Bid Price of $0.75) at an exercise price equal to the Amended Bid Price. Such warrants will be in addition to the Warrants included in the Units purchased by Bellingham."

        6. Section 5(1) is hereby added to the Agency Agreement:

        "Following the Initial Closing, the Company will take all actions as may be necessary to promptly prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act covering the Registrable Securities (as defined in the Subscription Agreement) and shall use its best efforts to cause such registration statement to become effective."

        Except as expressly provided herein, the terms of the Agency Agreement shall remain in full force and effect without modification or amendment.

        In Witness Whereof, the parties have caused this Amendment No. 1 to be executed as of March 19, 1998.

                                    ACCUMED INTERNATIONAL, INC.



                                    By:\s\ PAUL F. LAVALLEE
                                         Name:  Paul F. Lavallee
                                         Title: Chairman, Chief Executive
                                                Officer and President

                                   COMMONWEALTH ASSOCIATES,
                                   a New York limited partnership

                                   By:  COMMONWEALTH MANAGEMENT CO., INC.,
                                        a New York corporation, its general
                                         partner



                                   By: \s\ JOSEPH D. WYNNE
                                       ------------------------------
                                       Name: Joseph D. Wynne
                                       Title: Chief Financial Officer